Exhibit 99.1

Veracyte Announces Third Quarter 2026 Financial Results

Grew total revenue to $151.8 million and testing revenue to $146.4 million, representing 15% year-over-year growth
Announces $100 million share repurchase program

SOUTH SAN FRANCISCO, Calif., November 4, 2026 --- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced financial results for the third quarter ended September 30, 2026.

“We delivered solid third quarter results supported by strong profitability and cash generation,” said Marc Stapley, chief executive officer of Veracyte. “Afirma outperformed, while Decipher Prostate volume was below our expectations. We remain confident in the long-term outlook of our business and expect a number of evidence-based catalysts to support growth in our core franchises while also advancing our breast and bladder strategies. As we execute on these opportunities, our differentiated financial profile enables us to continue investing in the business to drive long-term growth.”

Key Financial Highlights
For the three-month period ended September 30, 2026, as compared to the same period in 2025:
•Increased total revenue by 15% to $151.8 million and testing revenue by 15% to $146.4 million, driven by Decipher Prostate growth of 12% to $92.3 million and Afirma growth of 19% to $51.5 million.
•Increased total volume by 15% to 52,744 tests and testing volume by 13% to 49,498 tests, driven by approximately 29,900 Decipher Prostate tests, as well as approximately 19,100 Afirma tests. Volume for each test grew 12% year-over-year.
•Increased product revenue by 40% to $4.6 million, driven by strong adoption of Prosigna IVD following the release of the phase III OPTIMA trial results at ASCO.
•Recorded GAAP net income of $31.5 million, or 20.8% of revenue, and delivered adjusted EBITDA of $41.2 million, or 27.2% of revenue.
•Generated $40.3 million of cash from operations to end the quarter with $370.5 million of cash, cash equivalents, and short-term investments as of September 30, 2026.
Key Business Highlights
•Acquired Convergent Genomics, Inc., expanding our urology portfolio with a urinary tumor DNA testing platform to help guide bladder cancer care across the patient journey.
•Secured Medicare reimbursement for our Prosigna Breast Risk of Recurrence (ROR) test in the U.S. for eligible patients diagnosed with early-stage hormone-receptor positive (HR+) breast cancer.
•Further expanded the clinical evidence of the Decipher Prostate test, with new predictive evidence supporting its use with treatment intensification decisions across intermediate-risk and very high-risk prostate cancer.
•Surpassed a key milestone, with more than 1 million patients served to date with Veracyte's tests.
•Announced that the Board of Directors has authorized a share repurchase program for up to $100 million of common stock.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

Third Quarter 2026 Financial Results

Total revenue for the third quarter of 2026 was $151.8 million, an increase of 15% compared to $131.9 million reported in the third quarter of 2025. Testing revenue was $146.4 million, an increase of 15% compared to $127.8 million in the third quarter of 2025, driven by growth in our Decipher Prostate and Afirma tests. Product revenue was $4.6 million, an increase of 40% compared to $3.3 million in the third quarter of 2025, driven by strong adoption of Prosigna IVD following the release of the phase III OPTIMA trial results at ASCO. Biopharmaceutical and other revenue was $0.7 million, compared to $0.8 million in the third quarter of 2025.

Total gross margin for the third quarter of 2026 was 71%, compared to 69% in the third quarter of 2025. Non-GAAP gross margin was 74%, compared to 73% in the third quarter of 2025.

Operating expenses were $90.5 million for the third quarter of 2026 compared to $68.3 million in the third quarter of 2025. Non-GAAP operating expenses grew 24% to $72.9 million compared to $58.6 million in the third quarter of 2025.

GAAP Net income for the third quarter of 2026 was $31.5 million, an increase of $12.4 million compared to the third quarter of 2025. Diluted net earnings per common share was $0.38, an improvement of $0.14 compared to the third quarter of 2025. Non-GAAP diluted net earnings per common share was $0.51, flat compared to the third quarter of 2025. Net cash provided by operating activities in the first nine months of 2026 was $121.3 million, an improvement of $37.6 million compared to the same period in 2025.

Adjusted EBITDA for the third quarter of 2026 was $41.2 million, an improvement of 4% compared to the third quarter of 2025, representing 27.2% of revenue.

2026 Financial Outlook

Veracyte now expects 2026 total revenue guidance of $590 million to $593 million, representing 14% to 15% growth, compared to prior guidance of $590 million to $596 million. This reflects testing revenue of $571 million to $573 million, representing 16% growth, compared to prior guidance of $576 million to $582 million, with minimal revenue contribution from recently launched tests. Further, the company continues to expect adjusted EBITDA margin of greater than 26% for 2026.

The company is unable to provide a quantitative reconciliation of expected adjusted EBITDA margin to expected GAAP net income margin, the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Share Repurchase Program

Veracyte announced today that its Board of Directors has authorized a share repurchase program for up to $100 million of its common stock. Under the repurchase program, the company may repurchase shares through open market purchases, privately negotiated transactions or by other methods from time to time. Any open market repurchases will be structured to comply with applicable federal securities laws, including the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing, manner, price, and amount of any repurchases will be determined at the company's discretion based on a variety of factors, including market conditions, the trading price of the company's common stock, the company's financial condition and results of operations, capital requirements, general business conditions, alternative investment opportunities, and other factors the company deems relevant. The repurchase program does not obligate the company to acquire any specific number of shares, may be modified, suspended, or discontinued at any time without prior notice at the discretion of the Board of Directors, and will expire after 12 months. The company currently expects to fund the repurchase program from available cash and cash equivalents.

Conference Call and Webcast Details

Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/kgcmbvpd. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

About Veracyte

Veracyte (Nasdaq: VCYT) is a global diagnostics company with a vision to transform cancer care for patients around the world. The company’s molecular tests assess the unique biology of each patient’s tumor to help clinicians answer essential questions about cancer care. Veracyte’s Diagnostics Platform combines broad genomic and clinical data, advanced bioinformatics and AI, and a powerful evidence-generation engine to support continued innovation and pipeline development. The company’s portfolio includes the Afirma® Genomic Sequencing Classifier test, Decipher® Bladder Genomic Classifier test, Decipher® Prostate Genomic Classifier test, Prosigna® Breast Risk of Recurrence test, and the TrueMRD™ Monitoring Test for MIBC. For more information, visit Veracyte’s website or follow the company on LinkedIn or X (Twitter).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our 2026 financial and operating results; our share repurchase program, including the timing, amount and source of funds for any repurchases of shares; and our intentions with respect to the development, launch, commercialization, adoption, and reimbursement of our tests and products. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to our acquisitions, including C2i Genomics and Convergent Genomics, Inc., integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 26, 2026, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non-GAAP results including non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of revenue (also referred to as adjusted EBITDA margin), non-GAAP net income, and non-GAAP earnings per share (EPS) and non-GAAP weighted average shares outstanding. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information and the reconciliation between these presentations. See “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Testing revenue	$146,419	$127,756	$427,171	$357,328
Product revenue	4,626	3,301	12,163	10,479
Biopharmaceutical and other revenue	709	815	1,812	8,702
Total revenue	151,754	131,872	441,146	376,509

Cost of revenue: (1)
Cost of testing revenue	38,477	33,777	108,092	94,444
Cost of product revenue	2,766	3,015	7,172	6,186
Cost of biopharmaceutical and other revenue	142	1,091	357	7,361
Intangible asset amortization - cost of revenue	3,265	2,707	8,713	7,959
Total cost of revenue	44,650	40,590	124,334	115,950
Gross profit	107,104	91,282	316,812	260,559
Operating expenses: (1)
Research and development	32,159	15,981	88,699	49,965
Selling and marketing	28,652	24,455	84,071	74,225
General and administrative	29,302	27,278	80,425	93,417
Impairment of assets	—	—	—	20,505
Intangible asset amortization - operating expenses	422	622	1,422	1,865
Total operating expenses	90,535	68,336	254,617	239,977
Income from operations	16,569	22,946	62,195	20,582
Other income (loss), net	4,553	(4,057)	15,424	6,985
Income before income taxes	21,122	18,889	77,619	27,567
Income tax provision (benefit)	(10,381)	(248)	(8,081)	2,363
Net income	$31,503	$19,137	$85,700	$25,204
Earnings per share:
Basic	$0.39	$0.24	$1.07	$0.32
Diluted	$0.38	$0.24	$1.04	$0.32
Shares used to compute earnings per common share:
Basic	80,500,406	78,725,139	80,006,663	78,384,184
Diluted	82,783,915	79,691,703	82,204,307	79,946,386

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$995	$540	$3,054	$1,668
Research and development	2,742	1,949	8,340	6,023
Selling and marketing	2,734	2,102	7,839	6,258
General and administrative	7,488	6,166	21,573	18,751
Total stock-based compensation expense	$13,959	$10,757	$40,806	$32,700

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$31,503	$19,137	$85,700	$25,204
Other comprehensive income (loss):
Change in currency translation adjustments	(122)	(4,556)	151	19,575
Release of accumulated translation adjustment	—	8,295	—	8,295
Other comprehensive income (loss)	(122)	3,739	151	27,870
Net comprehensive income	$31,381	$22,876	$85,851	$53,074

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2026	2025
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$199,828	$362,578
Short-term investments	170,704	50,311
Accounts receivable	56,788	44,660
Supplies	25,818	20,546
Prepaid expenses and other current assets	14,740	10,281
Total current assets	467,878	488,376
Property, plant and equipment, net	24,870	22,192
Right-of-use assets, operating leases	35,097	36,599
Intangible assets, net	184,883	89,148
Goodwill	855,575	767,154
Restricted cash	1,646	1,648
Other assets	3,307	902
Total assets	$1,573,256	$1,406,019
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,710	$4,593
Accrued liabilities	60,087	48,801
Current portion of deferred revenue	864	1,160
Current portion of acquisition-related contingent consideration	6,734	1,332
Current portion of operating lease liabilities	6,814	4,051
Total current liabilities	84,209	59,937
Deferred tax liabilities	1,616	646
Acquisition-related contingent consideration, net of current portion	17,245	257
Operating lease liabilities, net of current portion	33,922	35,603
Other liabilities	3,000	—
Total liabilities	139,992	96,443
Total stockholders’ equity	1,433,264	1,309,576
Total liabilities and stockholders’ equity	$1,573,256	$1,406,019

1. The condensed consolidated balance sheet at December 31, 2025 has been derived from the audited financial statements at that date included in the company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 26, 2026.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income	$85,700	$25,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,247	16,117
Loss on disposal of property, plant and equipment	367	15
Stock-based compensation	40,806	32,700
Deferred income taxes	(11,599)	(13)
Noncash lease expense	2,088	2,289
Revaluation of acquisition-related contingent consideration	(1,110)	(2,713)
Effect of foreign currency on operations	(23)	(3,845)
Amortization of discount on short-term investments	(2,380)	(2,619)
Impairment loss	—	20,505
Non-cash loss on deconsolidation of subsidiary	—	3,863
Changes in operating assets and liabilities:
Accounts receivable	(11,963)	(3,858)
Supplies	(3,435)	(2,642)
Prepaid expenses and other current assets	(4,112)	(6,416)
Other assets	(771)	331
Operating lease liabilities	496	(1,681)
Accounts payable	5,522	(547)
Accrued liabilities and deferred revenue	5,466	7,034
Net cash provided by operating activities	121,299	83,724
Investing activities
Business acquisitions, net of cash acquired	(153,190)	—
Purchase of short-term investments	(234,997)	(99,998)
Proceeds from maturity of short-term investments	116,984	102,116
Issuance of loan receivable	(1,622)	—
Purchases of property, plant and equipment	(8,155)	(5,897)
Net cash used in investing activities	(280,980)	(3,779)
Financing activities
Payment of taxes on vested restricted stock units	(17,462)	(14,645)
Proceeds from the exercise of common stock options and employee stock purchases	14,493	10,572
Net cash used in financing activities	(2,969)	(4,073)
(Decrease) increase in cash, cash equivalents and restricted cash	(162,650)	75,872
Effect of foreign currency on cash, cash equivalents and restricted cash	(102)	707
Net (decrease) increase in cash, cash equivalents and restricted cash	(162,752)	76,579
Cash, cash equivalents and restricted cash at beginning of period	364,226	240,631
Cash, cash equivalents and restricted cash at end of period	$201,474	$317,210

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$199,828	$362,578
Restricted cash	1,646	1,648
Total cash, cash equivalents and restricted cash	$201,474	$364,226

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Non-GAAP Cost of Revenue:
GAAP cost of testing revenue	$38,477	$33,777	$108,092	$94,444
Stock-based compensation expense	(994)	(555)	(3,052)	(1,543)
Acquisition related expenses (1)	(131)	—	(131)	—
Other adjustments (2)	(316)	—	(954)	—
Non-GAAP cost of testing revenue	$37,036	$33,222	$103,955	$92,901

GAAP cost of product revenue	2,766	3,015	7,172	6,186
Stock-based compensation expense	(1)	—	(2)	(2)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	(1,418)	11	(1,450)
Non-GAAP cost of product revenue	$2,765	$1,597	$7,181	$4,734

GAAP cost of biopharmaceutical and other revenue	142	1,091	357	7,361
Stock-based compensation expense	—	15	—	(123)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	—	—	—	—
Non-GAAP cost of biopharmaceutical and other revenue	$142	$1,106	$357	$7,238

Reconciliation of Non-GAAP Gross Margin:
GAAP Gross Profit	$107,104	$91,282	$316,812	$260,559
GAAP Gross Margin	70.6%	69.2%	71.8%	69.2%
Amortization of intangible assets	3,265	2,707	8,713	7,959
Stock-based compensation expense	995	540	3,054	1,668
Acquisition related expenses (1)	131	—	131	—
Other adjustments (2)	316	1,418	943	1,450
Non-GAAP Gross Profit	$111,811	$95,947	$329,653	$271,636
Non-GAAP Gross Margin	73.7%	72.8%	74.7%	72.1%

1.Includes transaction-related expenses. For the three months and nine months ended September 30, 2026, adjustments consist primarily of transaction-related expenses associated with acquisition activities ($0.1M).
2.For the three months ended September 30, 2026, adjustments include the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.3 million). For the three months ended September 30, 2025, adjustments include expenses related to Veracyte SAS investment review. For the nine months ended September 30, 2026, adjustments include the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.9 million), partially offset by expense related to the restructuring of Veracyte SAS. For the nine months ended September 30, 2025, adjustments include expenses related to Veracyte SAS investment review.

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Non-GAAP Operating Expenses:
GAAP research and development	$32,159	$15,981	$88,699	$49,965
Stock-based compensation expense	(2,742)	(1,949)	(8,340)	(6,023)
Acquisition related expenses (1)	(1)	—	(1)	—
Other adjustments (2)	(176)	—	(652)	—
Non-GAAP research and development	$29,240	$14,032	$79,706	$43,942

GAAP sales and marketing	$28,652	$24,455	$84,071	$74,225
Stock-based compensation expense	(2,734)	(2,102)	(7,839)	(6,258)
Acquisition related expenses (1)	—	—	—	—
Other adjustments (2)	(45)	—	(124)	—
Non-GAAP sales and marketing	$25,873	$22,353	$76,108	$67,967

GAAP general and administrative	$29,302	$27,278	$80,425	$93,417
Stock-based compensation expense	(7,488)	(6,166)	(21,573)	(18,751)
Acquisition related expenses (1)	(1,321)	(166)	(635)	(593)
Other adjustments (2)	(2,694)	1,308	(6,516)	(6,530)
Non-GAAP general and administrative	$17,799	$22,254	$51,701	$67,543

GAAP total operating expenses	$90,535	$68,336	$254,617	$239,977
Amortization of intangible assets	(422)	(622)	(1,422)	(1,865)
Stock-based compensation expense	(12,964)	(10,217)	(37,752)	(31,032)
Acquisition related expenses (1)	(1,322)	(166)	(636)	(593)
Other adjustments (2)	(2,915)	1,308	(7,292)	(27,035)
Non-GAAP total operating expenses	$72,912	$58,639	$207,515	$179,452

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended September 30, 2026, adjustments consist primarily of transaction-related expenses associated with the acquisition of Convergent Genomics, Inc. ("Convergent") ($1.7 million) partially offset with contingent consideration related to the NanoString Technologies, Inc. ("NanoString") transaction ($0.4 million). For the three months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to NanoString and contingent consideration associated with the acquisition of C2i Genomics. For the nine months ended September 30, 2026, adjustments consist primarily of transaction-related expenses associated with the acquisition of Convergent ($1.7 million) partially offset with NanoString contingent consideration ($1.1 million). For the nine months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.6 million) partially offset by NanoString contingent consideration ($1.0 million).
2.For the three months ended September 30, 2026, adjustments consist primarily of expenses related to legal proceedings ($3.2 million), partially offset by the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.3 million). For the three months ended September 30, 2025, adjustments primarily include a vendor legal settlement ($2.8 million) partially offset by expenses related to the restructuring and liquidation proceedings of Veracyte SAS ($1.0 million) and other legal proceedings ($0.5 million). For the nine months ended September 30, 2026, adjustments consist primarily of expenses related to legal proceedings ($4.9 million), expenses related to the assessment of licensing and strategic investments ($3.0 million), and expenses related to the liquidation proceedings of Veracyte SAS ($0.3 million), partially offset by the impact of Non-GAAP adjustments on IT/Facilities allocations ($0.9 million). For the nine months ended September 30, 2025, adjustments include additional expenses related to Veracyte SAS impairment loss ($20.5 million) and related to the restructuring and liquidation proceedings of Veracyte SAS ($8.0 million), partially offset by adjustments related to restructuring costs ($0.1 million).

VERACYTE, INC.
RECONCILIATION OF U.S. GAAP to NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA:
GAAP Net Income (Loss)	$31,503	$19,137	$85,700	$25,204
GAAP Net Income (Loss) as a % of Revenue	20.8%	14.5%	19.4%	6.7%
Amortization of intangible assets	3,687	3,329	10,135	9,824
Depreciation expense	2,293	1,938	6,112	6,293
Stock-based compensation expense	13,959	10,757	40,806	32,700
Acquisition related expenses (1)	1,453	166	767	593
Other expense (income), net (2)	(4,503)	(3,484)	(11,865)	(9,630)
Other adjustments (3)	3,231	8,138	4,423	32,876
Income tax expense (benefit)	(10,381)	(248)	(8,081)	2,363
Adjusted EBITDA	$41,242	$39,733	$127,997	$100,223
Adjusted EBITDA as a % of Revenue	27.2%	30.1%	29.0%	26.6%

Reconciliation of Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)	$31,503	$19,137	$85,700	$25,204
Amortization of intangible assets	3,687	3,329	10,135	9,824
Stock-based compensation expense	13,959	10,757	40,806	32,700
Acquisition related expenses (1)	1,453	166	767	593
Other adjustments (3)	3,231	8,138	4,423	32,876
Tax adjustments (4)	(11,971)	(565)	(13,526)	(807)
Non-GAAP Net Income	$41,862	$40,962	$128,305	$100,390

Reconciliation of Non-GAAP Earnings per Share
Diluted earnings per share, GAAP	$0.38	$0.24	$1.04	$0.32
Amortization of intangible assets	0.04	0.04	0.12	0.12
Stock-based compensation expense	0.17	0.13	0.50	0.41
Acquisition related expenses (1)	0.02	—	0.01	0.01
Other adjustments (3)	0.04	0.10	0.05	0.41
Tax adjustments (4)	(0.14)	(0.01)	(0.16)	(0.01)
Rounding and impact of dilutive shares	—	0.01	—	—
Diluted earnings per share, non-GAAP	$0.51	$0.51	$1.56	$1.26

Weighted average shares outstanding used in computing diluted earnings per share
Diluted, GAAP	82,783,915	79,691,703	82,204,307	79,946,386
Dilutive effect of equity awards (5)	—	—	—	—
Diluted, non-GAAP	82,783,915	79,691,703	82,204,307	79,946,386

1.Includes transaction-related expenses as well as post-combination compensation expenses. For the three months ended September 30, 2026, adjustments consist primarily of transaction-related expenses associated with the acquisition activities ($1.9 million), partially offset by contingent consideration related to the NanoString transaction ($0.4 million). For the three months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with contingent consideration related to NanoString and contingent consideration associated with the acquisition of C2i Genomics. For the nine months ended September 30, 2026, adjustments consist primarily of transaction-related expenses associated with the acquisition activities ($1.9 million), partially offset with NanoString contingent consideration ($1.1 million). For the nine months ended September 30, 2025, adjustments consist primarily of transaction-related expenses associated with the acquisition of C2i Genomics ($1.6 million) partially offset by NanoString contingent consideration ($1.0 million).
2.Includes interest income and income related to research tax credits.
3.For the three months ended September 30, 2026, adjustments consist primarily of expenses related to legal proceedings ($3.2 million). For the three months ended September 30, 2025, adjustments primarily include expenses related to the exclusion of unrealized loss related to Veracyte SAS deconsolidation ($6.7 million), the exclusion of unrealized loss associated with foreign exchange impact on stock-based compensation and intercompany loans ($1.3 million), the restructuring and liquidation proceedings of Veracyte SAS ($2.4 million), and other legal proceedings ($0.5 million), partially offset by vendor legal settlement ($2.8 million). For the nine months ended September 30, 2026, adjustments primarily include expenses related to legal proceedings ($4.9 million), expenses related to the assessment of licensing and strategic investments ($3.0 million), expenses related to the liquidation proceedings of Veracyte SAS ($0.3 million), and losses related to asset disposition ($0.4 million), partially offset by adjustments related to the restructuring and liquidation proceedings of Veracyte SAS ($4.2 million). For the nine months ended September 30, 2025, adjustments include additional expenses related to Veracyte SAS impairment loss ($20.5 million) and Veracyte SAS investment review ($8.0 million), partially offset by adjustments related to restructuring costs ($0.1 million) and additional exclusion of unrealized gains associated with foreign exchange impacts on stock-based compensation and intercompany loans ($3.6 million).
4.Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
5.In those periods in which GAAP net (loss) income is negative and non-GAAP net (loss) income is positive, non-GAAP diluted weighted average shares outstanding includes potentially dilutive common shares from equity awards as determined using the treasury stock method.

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Investors:
Kelly Gura
investors@veracyte.com

Media:
Molly Cornbleet
media@veracyte.com
+1-650-351-8780